Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NEURMEDIX, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 2014, AT 9:24 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5637350 8100

141396777

AUTHENTICATION: 1856046

DATE: 11-12-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 AM 11/12/2014
FILED 09:24 AM 11/12/2014
SRV 141396777 - 5637350 FILE

CERTIFICATE OF INCORPORATION

OF

NEURMEDIX, INC.

The undersigned, for the purpose of organizing a corporation under the provisions and subject to the requirements of the Delaware General Corporation Law (the "DGCL"), hereby certifies that:

FIRST: The name of the corporation is Neurmedix, Inc. (the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, Kent County. The name of its registered agent at such address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

A. Total Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is five thousand (5,000), consisting of:

(i) 4,500 shares of common stock, par value $0.001 per share (the "Common Stock"), and

(ii) 500 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

The number of authorized shares of any such class or classes or series may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of the capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Common Stock or the Preferred Stock (or of any series thereof), voting as a separate class, unless a vote of any such holders is specifically required herein pursuant to the terms of any Preferred Stock.

B. Common Stock.

1. General. The voting, dividend and liquidation and other rights of the holders of the Common Stock are expressly made subject to and qualified by the rights of the holders of any series of Preferred Stock.

2. Voting Rights. The holders of record of the Common Stock are entitled to one vote for each share held on all matters to be voted on by the Corporation's stockholders. There shall be

no cumulative voting.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors of the Corporation (the "Board") in their sole discretion, subject to provisions of law, any provision of this Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder.

4. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of record of the Common Stock will be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized, issued and outstanding hereunder.

C. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. In the event that at any time the Board shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless and until designated by the Board as being part of a series previously established or a new series then being established by the Board. Notwithstanding the fixing of the number of shares constituting a particular series, the Board may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated Preferred Stock unless and until designated by the Board as being part of a series previously established or a new series then being established by the Board.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon without a vote of the holders of the Preferred Stock or of any series thereof, voting as a separate class, unless a vote of any such holders is specifically required pursuant to the terms of any Preferred Stock Designation.

FIFTH: The name and mailing address of the sole incorporator of the Corporation is Nyisha Shakur, c/o Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws of the Corporation (the "Bylaws"). The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

B. After the original or other Bylaws have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the DGCL, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws may be exercised by the Board.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws may provide or as may be designated from time to time by the Board.

EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify and advance expenses to, (i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the Bylaws may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board. The Corporation, by action of the Board, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

NINTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from liability or limitation thereof is not permitted under the DGCL as in

effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article.

IN WITNESS WHEREOF, I have executed this Certificate of Incorporation as of November 11, 2014.

/s/ Nyisha Shakur
Nyisha Shakur, Sole Incorporator